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                                                                    Exhibit 10.1

                                 AMENDMENT NO. 1

     THIS AMENDMENT NO. 1 dated as of June 10, 2003 (this "Amendment") to the Credit Agreement referenced below is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), VENTAS, INC., a Delaware corporation ("Ventas") and certain subsidiaries of Ventas identified herein (together with Ventas, the "Guarantors") and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

     WHEREAS, a $350 million revolving credit and term loan facility has been established in favor of the Borrower pursuant to the terms of that Second Amended and Restated Credit, Security and Guaranty Agreement dated as of April 17, 2002 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors, the Lenders and the Administrative Agent;

     WHEREAS, the Borrower has requested certain modifications to the terms of the Credit Agreement; and

     WHEREAS, the requisite Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     SECTION 1 Amendments to the Credit Agreement. The Credit Agreement is hereby amended in the following respects:

     1.1 Section 1.1 - Definitions. The definition of "Consolidated Adjusted Net Worth" in Section 1.1 is amended to read as follows:

          "Consolidated Adjusted Net Worth" shall mean, as of any date, for Ventas and its Consolidated Subsidiaries on a consolidated basis, the sum of (i) consolidated shareholders' equity or net worth as of such day as determined in accordance with GAAP plus (ii) accumulated depreciation determined in accordance with GAAP, but excluding, for purposes hereof, the unrealized gain or loss on interest rate hedges or other interest rate derivatives reported on the Ventas Consolidated Balance Sheet as accumulated other comprehensive income (loss).

     1.2 Section 3.30 - Reportable Transactions. A new Section 3.30 is added to read as follows:

     Section 3.30 Reportable Transactions.

          The Credit Parties do not intend to treat any of the Loans, the Letters of Credit or any related transaction as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event a Credit Party determines that it will take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If a Credit Party so notifies the Administrative Agent, any Lender may treat its Loans (and its Participation Interests in Letters of Credit and Swingline Loans) as subject to Treasury Regulation Section 301.6112-1, and such Lender will maintain any lists and other records required thereby.

     1.3 Section 5.1 - Reports. Subsection (o) of Section 5.1 is relettered as subsection (p), and a new subsection (o) is added to read as follows:

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          (o) Promptly after any Credit Party has notified the Administrative
     Agent of its intention to treat any of the Loans, the Letters of Credit or any related transaction as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form thereto; and

     1.4  Section 12.17 - Confidentiality. A new sentence is added at the end of
Section 12.17 to read as follows:

     Notwithstanding anything herein to the contrary, the Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind (other than limitations provided by Applicable Law), any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or any Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that contains information concerning the tax treatment or tax structure of the transaction as well as other confidential information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, the Letters of Credit and the transactions contemplated hereby.

     SECTION 2 Conditions Precedent.

     2.1 This Amendment shall be effective immediately upon receipt by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, of each of the following:

          (a) Counterparts of this Amendment duly executed by each of the Credit Parties and, at the direction of the Required Lenders, the Administrative Agent; and

          (b) Consents to this Amendment duly executed by the Required Lenders directing the Administrative Agent to enter this Amendment on their behalf.

     SECTION 3 Miscellaneous.

     3.1 The Credit Parties hereby affirm that, after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period).

     3.2 Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

     3.3 The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

     3.4 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party's original

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executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered promptly.

     3.5 This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                        VENTAS REALTY, LIMITED PARTNERSHIP,
                                 a Delaware limited partnership


                                 By: Ventas, Inc., its General Partner


                                 By: /s/ T. Richard Riney
                                    ----------------------------------
                                 Name:   T. Richard Riney
                                 Title:  Executive Vice President and
                                         General Counsel


GUARANTORS:                      VENTAS, INC., a Delaware corporation


                                 By: /s/ T. Richard Riney
                                    ----------------------------------
                                 Name:   T. Richard Riney
                                 Title:  Executive Vice President and
                                         General Counsel


ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A., as Administrative Agent,
                                 at the direction and on behalf of the Lenders


                                 By: /s/ Kevin R. Wagley
                                    ----------------------------------
                                 Name:   Kevin R. Wagley
                                 Title:  Principal